Exhibit 99.1

DISCOVER FINANCIAL SERVICES REPORTS SECOND QUARTER RESULTS:
NET INCOME OF $226 MILLION AND EARNINGS PER SHARE OF $0.43

Riverwoods, IL, June 18, 2009 - Discover Financial Services (NYSE: DFS) today reported results for the quarter ended May 31, 2009, as follows:

	Continuing Operations		Discontinued Operations	Net Income
	Earnings	Diluted EPS	Earnings	Earnings	Diluted EPS
	(millions)		(millions)	(millions)
2Q09	$226	$0.43	-	$226	$0.43
2Q08	$202	$0.42	$33	$234	$0.48

Net income for the second quarter of 2009 was $226 million, up $24 million from the second quarter of 2008.  Net income for the second quarter of 2009 includes approximately $295 million (after-tax) related to the Visa/MasterCard antitrust litigation settlement.

Highlights

•	Managed loans of $51 billion were essentially unchanged from the prior quarter and up 7% from the prior year; Discover Card sales volume declined 4% from the prior year to $21 billion.
•	Managed net yield on loan receivables rose to 9.26%, an increase of 15 basis points from the prior quarter and 69 basis points from the prior year.
•	The second-quarter managed net charge-off rate was 7.79% and the managed over 30 days delinquency rate was 5.08%. The company added $108 million to reserves in excess of charge-offs.
•	Total deposits grew 18% from the prior year to $29 billion, including $8 billion of deposit balances originated through direct-to-consumer and affinity relationships.
•	Third-Party Payments segment volume grew 25% from the prior year to $37 billion, including $6 billion of Diners Club International volume.
•	Expenses, which included a $20 million charge related to reduction in workforce, were down 8% from the prior year.
•	Tangible common equity as a percentage of managed assets was 9.0%.

“While the rise in unemployment continued to have a significant impact on our financial results, I am pleased with our strong relative performance in both credit management and sales volumes,” said David Nelms, chairman and chief executive officer of Discover Financial Services. “We continue to focus on reducing expenses and maintaining a strong capital position as we manage through these challenging times.”

Segment Results (Managed Basis):

U.S. Card

Managed loans ended the quarter at $51 billion, essentially unchanged from the prior quarter and up 7% from the prior year, reflecting lower cardmember payments and growth in both personal and student loans, partially offset by decreased consumer spending.  Sales volume decreased 4% versus the second quarter of 2008, reflecting lower gas prices and a general decline in consumer spending.

Pretax income was $388 million in the second quarter of 2009 as compared to $309 million for the second quarter of 2008.

Net yield on loan receivables rose to 9.26%, an increase of 15 basis points from the prior quarter, and 70 basis points from the prior year.  The increase from the prior year reflects lower cost of funds, accretion of balance transfer fees and an increase in revolving balances, partially offset by higher interest charge-offs and lower yields on variable rate assets.  The second quarter of 2009 includes a $16 million charge related to an industry-wide FDIC special assessment which had the effect of reducing net yield by 12 basis points.

The over 30 days delinquency rate on managed loans was 5.08%, down 17 basis points from the first quarter of 2009, reflecting seasonal trends and up 127 basis points from the prior year due primarily to higher levels of unemployment and the economic downturn.  The managed net charge-off rate increased to 7.79% for the second quarter of 2009, up 131 basis points and 280 basis points from the prior quarter and the prior year, respectively.  The managed net charge-off rate for the third quarter of 2009 is expected to be between 8.5% and 9%.

Provision for loan losses increased $530 million, or 91%, from the prior year due to higher net charge-offs and the addition of $108 million in loan loss reserves in excess of charge-offs in the quarter.  The addition in excess of charge-offs was due to an increase in reserve rate to 7.24%, reflecting higher anticipated charge-offs, partially offset by lower on-balance sheet loans.

Other income increased $380 million, or 83%, from the prior year, including $473 million related to the Visa/MasterCard antitrust litigation settlement.  This was partially offset by a $93 million charge related to the estimated fair value of the interest only strip receivable, $49 million higher than a year ago.  Other income also reflected lower fee revenues and a decline in merchant revenue reflecting lower sales volumes.  As previously disclosed, the second quarter of 2008 also included a $31 million impairment charge related to an investment.

Expenses decreased $57 million, or 10%, from the prior year, principally due to lower marketing spending and a decrease in compensation and other costs.  The second quarter of 2009 includes a $20 million charge related to a reduction in force.

Third-Party Payments

The Third-Party Payments segment transaction volume was $37 billion, up 25% from the prior year, reflecting the addition of Diners Club International volume of $6 billion, as well as a 5% increase in volume on the PULSE network.

Pretax income of $27 million was up $10 million from the second quarter of 2008.  Revenues increased $21 million, reflecting the acquisition of Diners Club International in June 2008, as well as increased transaction volume and fees.  Expenses increased $11 million, reflecting the Diners Club acquisition and integration.

Effective Tax Rate

The company’s effective tax rate for the second quarter of 2009 includes $31 million of adjustments to tax expense mainly from the write-off of a deferred tax asset resulting from sale of the Goldfish business in the second quarter of 2008.

Dividends

The company’s board declared a cash dividend of $0.02 per share, payable on July 22, 2009, to stockholders of record at the close of business on July 1, 2009.

Preferred dividends of $13 million (an impact of approximately $.03 per share ) were accrued in the second quarter of 2009 related to shares of preferred stock issued in March 2009 under the U.S. Treasury Capital Purchase Program.  These preferred dividends are a component of net income available to common stockholders and earnings per share.

Conference Call and Webcast Information

The company will host a conference call to discuss its second quarter results on Thursday, June 18, 2009, at 10 a.m. Central time.  Interested parties can listen to the conference call via a live audio webcast at http://investorrelations.discoverfinancial.com.

About Discover Financial Services

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. Since its inception in 1986, the company has become one of the largest card issuers in the United States. The company operates the Discover Card, America's cash rewards pioneer, and offers student and personal loans, as well as savings products such as certificates of deposit and money market accounts. Its payments businesses consist of the Discover Network, with millions of merchant and cash access locations; PULSE, one of the nation's leading ATM/debit networks; and Diners Club International, a global payments network with acceptance in 185 countries and territories. For more information, visit www.discoverfinancial.com.

Contacts:

Investors:
Craig Streem, 224-405-3575
craigstreem@discover.com

Media:
Leslie Sutton, 224-405-3965
lesliesutton@discover.com

A financial summary follows. Financial, statistical, and business related information, as well as information regarding business and segment trends, is included in the Financial Supplement. Both the earnings release and the Financial Supplement are available online in the Investor Relations section at www.discoverfinancial.com.

Financial information presented on a managed basis assumes that loans that have been securitized were not sold and presents financial information regarding these loans in a manner similar to the presentation of financial information regarding loans that have not been sold. Management believes it is useful for investors to consider the credit performance of the entire managed loan portfolio to understand the quality of loan originations and the related credit risks inherent in the owned portfolio and retained interests in securitization.  For more information, and a detailed reconciliation, please refer to the schedule titled “Reconciliation of GAAP to Managed Data” attached to this press release.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover Financial Services' management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available.  The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates and under sale accounting treatment; changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. equity, debt and deposit markets; the ability to manage our liquidity risk; losses in our investment portfolio; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products or services; our ability to attract new merchants and maintain relationships with current merchants; our ability to successfully achieve interoperability among our networks and maintain relationships with network participants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including new laws limiting or modifying certain credit card practices and legislation related to government programs to stabilize the financial markets; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of any potential future acquisitions; investor sentiment; resolution of our dispute with Morgan Stanley; and the restrictions on our operations resulting from financing transactions.

Additional factors that could cause Discover Financial Services' results to differ materially from those described in the forward-looking statements can be found under “Part I. Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended November 30, 2008 and under “Part II. Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2009, which are filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

Discover Financial Services
GAAP Basis
(unaudited, dollars in thousands, except per
share statistics)	Quarter Ended
	May 31, 2009	Feb 28, 2009	May 31, 2008

Earnings Summary
Interest Income	$857,984	$815,793	$612,063
Interest Expense	320,005	312,720	313,248
Net Interest Income	537,979	503,073	298,815
Other Income [1]	1,081,120	1,189,956	844,892
Revenue Net of Interest Expense	1,619,099	1,693,029	1,143,707
Provision for Loan Losses	643,861	937,813	210,969
Employee Compensation and Benefits	208,151	219,488	218,290
Marketing and Business Development	102,922	111,433	132,038
Information Processing & Communications	74,441	74,897	79,449
Professional Fees	74,550	70,123	81,392
Premises and Equipment	18,223	18,072	19,803
Other Expense	82,341	65,110	75,853
Total Other Expense	560,628	559,123	606,825
Income (Loss) Before Income Taxes [1]	414,610	196,093	325,913
Tax Expense	188,810	75,699	124,370
Income From Continuing Operations [1]	225,800	120,394	201,543
Discontinued Operations, Net of Tax [2]	0	0	32,605
Net Income (Loss) [1,2]	$225,800	$120,394	$234,148

Net Income (Loss) Available to Common Stockholders [1,2,3]	$209,246	$120,394	$234,148

Effective Tax Rate From Continuing Operations	45.5%	38.6%	38.2%

Balance Sheet Statistics [4]
Total Assets	$41,518,288	$40,606,518	$34,020,245
Total Equity	$7,415,640	$5,999,351	$5,849,691
Total Tangible Common Equity	$5,808,764	$5,542,532	$5,538,240
Tangible Common Equity/Total Owned Assets [5]	14.1%	13.8%	16.4%
ROE [1,2]	12%	8%	16%
ROE from Continuing Operations [1]	12%	8%	14%

Allowance for Loan Loss (period end)	$1,986,473	$1,878,942	$846,775
Change in Loan Loss Reserves	$107,531	$504,357	$(13,603)
Reserve Rate	7.24%	6.70%	4.28%
Interest-only Strip Receivable (period end)	$94,670	$198,536	$447,994
Net Revaluation of Retained Interests	$(92,954)	$(98,242)	$(44,473)

Per Share Statistics
Basic EPS [1,2,6]	$0.43	$0.25	$0.49
Basic EPS from Continuing Operations [1,6]	$0.43	$0.25	$0.42
Diluted EPS [1,2,6]	$0.43	$0.25	$0.48
Diluted EPS from Continuing Operations [1,6]	$0.43	$0.25	$0.42
Common Stock Price (period end)	$9.56	$5.73	$17.15
Tangible Common Equity	$12.06	$11.51	$11.55
Book Value	$15.40	$12.46	$12.20
Ending Common Shares Outstanding (000's)	481,676	481,459	479,346
Weighted Average Common Shares Outstanding (000's)	481,636	480,497	479,270
Weighted Average Common Shares Outstanding (fully diluted) (000's)	484,965	485,043	483,753

Loan Receivables [4]
Total Loans - Owned	$27,441,514	$28,034,208	$20,502,063
Average Total Loans - Owned	$28,257,484	$27,733,143	$19,890,330

Interest Yield	11.54%	11.24%	10.40%
Net Principal Charge-off Rate	7.53%	6.34%	4.49%
Delinquency Rate (over 30 days)	4.87%	5.04%	3.54%
Delinquency Rate (over 90 days)	2.60%	2.57%	1.81%

Transactions Processed on Networks (000's)
Discover Network	366,315	369,647	370,596
PULSE Network	762,175	686,527	703,404
Total	1,128,490	1,056,174	1,074,000

Volume
PULSE Network	$29,128,044	$27,454,173	$27,830,403
Third-Party Issuers	1,340,532	1,362,446	1,603,006
Diners Club International [7]	6,240,604	6,293,574	-
Total Third-Party Payments	36,709,180	35,110,193	29,433,409
Discover Network - Proprietary [8]	21,972,596	22,424,367	23,621,519
Total	$58,681,776	$57,534,560	$53,054,928

[1] The quarters ended February 28, 2009, and May 31, 2009 include $475 million pre-tax (estimated $297 million after-tax) and $473 million pre-tax (estimated $295 million after-tax), respectively related to the antitrust settlement.

[2] The quarter ended May 31, 2008 includes income from discontinued operations, net of tax of $32.6 million consisting of a $21 million gain related to disposition of the Goldfish business and income of $12 million related to the Goldfish business operations.

[3] Net Income (Loss) available to common stockholders equals net income (loss) less dividends and accretion of discount on preferred shares.

[4] Based on Continuing Operations except equity and ROE. Equity is based on company's equity. Equity includes $1.2 billion of preferred stock and $6.2 billion of common equity as of May 31, 2009.

[5] Represents common equity less goodwill and intangibles divided by total assets less goodwill and intangibles.

[6] Earnings per share is based on net income (loss) available to common shareholders.

[7] Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment.

[8] Gross proprietary sales volume on the Discover Network.

Discover Financial Services
Managed Basis [1]
(unaudited, dollars in thousands)
	Quarter Ended
	May 31, 2009	Feb 28, 2009	May 31, 2008

Earnings Summary
Interest Income	$1,607,452	$1,603,849	$1,572,697
Interest Expense	414,063	438,417	550,629
Net Interest Income	1,193,389	1,165,432	1,022,068
Other Income [2]	893,081	923,457	492,207
Revenue Net of Interest Expense	2,086,470	2,088,889	1,514,275
Provision for Loan Losses	1,111,232	1,333,673	581,537
Employee Compensation and Benefits	208,151	219,488	218,290
Marketing and Business Development	102,922	111,433	132,038
Information Processing & Communications	74,441	74,897	79,449
Professional Fees	74,550	70,123	81,392
Premises and Equipment	18,223	18,072	19,803
Other Expense	82,341	65,110	75,853
Total Other Expense	560,628	559,123	606,825
Income (Loss) Before Income Taxes [2]	414,610	196,093	325,913
Tax Expense	188,810	75,699	124,370
Income From Continuing Operations [2]	225,800	120,394	201,543
Discontinued Operations, Net of Tax [2,3]	0	0	32,605
Net Income (Loss) [2,3]	$225,800	$120,394	$234,148

Balance Sheet Statistics [4]
Total Assets	$64,846,824	$63,231,657	$62,148,577
Total Equity [5]	$7,415,640	$5,999,351	$5,849,691
Total Tangible Common Equity [5]	$5,808,764	$5,542,532	$5,538,240
Tangible Common Equity/Net Managed Receivables	11.8%	11.3%	11.8%
Tangible Common Equity/Total Managed Assets [6]	9.0%	8.8%	9.0%

Net Yield on Loan Receivables	9.26%	9.11%	8.57%
Return on Loan Receivables [2]	1.75%	0.94%	1.69%

Loan Receivables [4]
Total Loans - Managed	$51,032,382	$50,888,704	$47,841,491
Average Total Loans - Managed	$51,132,761	$51,877,845	$47,472,077

Managed Interest Yield	12.19%	12.17%	12.41%
Managed Net Principal Charge-off Rate	7.79%	6.48%	4.99%
Managed Delinquency Rate (over 30 days)	5.08%	5.25%	3.81%
Managed Delinquency Rate (over 90 days)	2.73%	2.69%	1.96%

Total Discover Card Volume	$24,336,751	$23,964,577	$25,596,794
Discover Card Sales Volume	$21,494,174	$21,293,757	$22,457,651

Segment - Income Before Income Taxes
U.S. Card	$387,902	$167,167	$309,123
Third-Party Payments	26,708	28,926	16,790
Total	$414,610	$196,093	$325,913

[1] Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented.  See Reconciliation of GAAP to Managed Data schedule.

[2] The quarters ended February 28, 2009, and May 31, 2009 include $475 million pre-tax (estimated $297 million after-tax) and $473 million pre-tax (estimated $295 million after-tax), respectively related to the antitrust settlement.

[3] The quarter ended May 31, 2008 includes income from discontinued operations, net of tax of $32.6 million consisting of a $21 million gain related to disposition of the Goldfish business and income of $12 million related to the Goldfish business operations.

[4] Based on Continuing Operations except equity and ROE. Equity is based on company's equity. Equity includes $1.2 billion of preferred stock and $6.2 billion of common equity as of May 31, 2009.

[5] Balance on a GAAP and Managed basis is the same.

[6] Represents common equity less goodwill and intangibles divided by total assets less goodwill and intangibles.

Discover Financial Services
U.S. Card Segment
Managed Basis [1]
(unaudited, dollars in thousands)
	Quarter Ended
	May 31, 2009	Feb 28, 2009	May 31, 2008

Earnings Summary
Interest Income	$1,607,114	$1,603,362	$1,572,164
Interest Expense	414,002	438,338	550,629
Net Interest Income	1,193,112	1,165,024	1,021,535
Other Income [2]	834,630	863,223	455,074
Revenue Net of Interest Expense	2,027,742	2,028,247	1,476,609
Provision for Loan Losses	1,111,232	1,333,673	581,537
Total Other Expense	528,608	527,407	585,949
Income (Loss) Before Income Taxes [2]	$387,902	$167,167	$309,123

Net Yield on Loan Receivables	9.26%	9.11%	8.56%
Pretax Return on Loan Receivables [2]	3.01%	1.31%	2.59%

Loan Receivables
Total Loans	$51,032,382	$50,888,704	$47,841,491
Average Total Loans	$51,132,761	$51,877,845	$47,472,077

Managed Interest Yield	12.19%	12.17%	12.41%
Managed Net Principal Charge-off Rate	7.79%	6.48%	4.99%
Managed Delinquency Rate (over 30 days)	5.08%	5.25%	3.81%
Managed Delinquency Rate (over 90 days)	2.73%	2.69%	1.96%

Credit Card Loans
Credit Card Loans - Managed	$48,903,632	$49,011,177	$47,124,842
Average Credit Card Loans - Managed	$49,108,321	$50,254,235	$46,857,480

Managed Interest Yield	12.37%	12.28%	12.43%
Managed Net Principal Charge-off Rate	7.99%	6.61%	5.05%
Managed Delinquency Rate (over 30 days)	5.23%	5.41%	3.85%
Managed Delinquency Rate (over 90 days)	2.82%	2.78%	1.99%

Total Discover Card Volume	$24,336,751	$23,964,577	$25,596,794
Discover Card Sales Volume	$21,494,174	$21,293,757	$22,457,651

[1] Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented.  See Reconciliation of GAAP to Managed Data schedule.

[2] The quarters ended February 28, 2009 and May 31, 2009 include $475 million pre-tax (estimated $297 million after-tax) and $473 million pre-tax ($295 million after-tax), respectively related to the antitrust settlement.

Discover Financial Services
Third-Party Payments Segment
(unaudited, dollars in thousands)
	Quarter Ended
	May 31, 2009	Feb 28, 2009	May 31, 2008

Earnings Summary
Interest Income	$338	$487	$533
Interest Expense	61	79	-
Net Interest Income	277	408	533
Other Income	58,451	60,234	37,133
Revenue Net of Interest Expense	58,728	60,642	37,666
Provision for Loan Losses	-	-	-
Total Other Expense	32,020	31,716	20,876
Income (Loss) Before Income Taxes	$26,708	$28,926	$16,790

Volume
PULSE Network	$29,128,044	$27,454,173	$27,830,403
Third-Party Issuers	1,340,532	1,362,446	1,603,006
Diners Club International [1]	6,240,604	6,293,574	-
Total Third-Party Payments	$36,709,180	$35,110,193	$29,433,409

Transactions Processed on PULSE Network (000's)	762,175	686,527	703,404

[1] Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment.

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

	Quarter Ended
	May 31, 2009	Feb 28, 2009	May 31, 2008

Interest Income
GAAP Basis	$857,984	$815,793	$612,063
Securitization Adjustments [1]	749,468	788,056	960,634
Managed Basis	$1,607,452	$1,603,849	$1,572,697

Interest Expense
GAAP Basis	$320,005	$312,720	$313,248
Securitization Adjustments	94,058	125,697	237,381
Managed Basis	$414,063	$438,417	$550,629

Net Interest Income
GAAP Basis	$537,979	$503,073	$298,815
Securitization Adjustments	655,410	662,359	723,253
Managed Basis	$1,193,389	$1,165,432	$1,022,068

Other Income
GAAP Basis	$1,081,120	$1,189,956	$844,892
Securitization Adjustments	(188,039)	(266,499)	(352,685)
Managed Basis	$893,081	$923,457	$492,207

Revenue Net of Interest Expense
GAAP Basis	$1,619,099	$1,693,029	$1,143,707
Securitization Adjustments	467,371	395,860	370,568
Managed Basis	$2,086,470	$2,088,889	$1,514,275

Provision for Loan Losses
GAAP Basis	$643,861	$937,813	$210,969
Securitization Adjustments	467,371	395,860	370,568
Managed Basis	$1,111,232	$1,333,673	$581,537

Total Assets
GAAP Basis	$41,518,288	$40,606,518	$34,020,245
Securitization Adjustments	23,328,536	22,625,139	28,128,332
Managed Basis	$64,846,824	$63,231,657	$62,148,577

Tangible Common Equity/Total Assets
GAAP Basis	14.1%	13.8%	16.4%
Securitization Adjustments	24.9%	24.5%	19.7%
Managed Basis	9.0%	8.8%	9.0%

Loan Receivables
Total Loans
GAAP Basis	$27,441,514	$28,034,208	$20,502,063
Securitization Adjustments	23,590,868	22,854,496	27,339,428
Managed Basis	$51,032,382	$50,888,704	$47,841,491

Average Total Loans
GAAP Basis	$28,257,484	$27,733,143	$19,890,330
Securitization Adjustments	22,875,277	24,144,702	27,581,747
Managed Basis	$51,132,761	$51,877,845	$47,472,077

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

	Quarter Ended
	May 31, 2009	Feb 28, 2009	May 31, 2008

Interest Yield
GAAP Basis	11.54%	11.24%	10.40%
Securitization Adjustments	13.00%	13.24%	13.86%
Managed Basis	12.19%	12.17%	12.41%

Net Principal Charge-off Rate
GAAP Basis	7.53%	6.34%	4.49%
Securitization Adjustments	8.11%	6.65%	5.34%
Managed Basis	7.79%	6.48%	4.99%

Delinquency Rate (over 30 days)
GAAP Basis	4.87%	5.04%	3.54%
Securitization Adjustments	5.32%	5.52%	4.01%
Managed Basis	5.08%	5.25%	3.81%

Delinquency Rate (over 90 days)
GAAP Basis	2.60%	2.57%	1.81%
Securitization Adjustments	2.88%	2.83%	2.07%
Managed Basis	2.73%	2.69%	1.96%

Credit Card Loans
Credit Card Loans
GAAP Basis	$25,312,764	$26,156,681	$19,785,414
Securitization Adjustments	23,590,868	22,854,496	27,339,428
Managed Basis	$48,903,632	$49,011,177	$47,124,842

Average Credit Card Loans
GAAP Basis	$26,233,044	$26,109,533	$19,275,733
Securitization Adjustments	22,875,277	24,144,702	27,581,747
Managed Basis	$49,108,321	$50,254,235	$46,857,480

Interest Yield
GAAP Basis	11.81%	11.39%	10.40%
Securitization Adjustments	13.00%	13.24%	13.86%
Managed Basis	12.37%	12.28%	12.43%

Net Principal Charge-off Rate
GAAP Basis	7.88%	6.58%	4.63%
Securitization Adjustments	8.11%	6.65%	5.34%
Managed Basis	7.99%	6.61%	5.05%

Delinquency Rate (over 30 days)
GAAP Basis	5.15%	5.32%	3.63%
Securitization Adjustments	5.32%	5.52%	4.01%
Managed Basis	5.23%	5.41%	3.85%

Delinquency Rate (over 90 days)
GAAP Basis	2.77%	2.73%	1.87%
Securitization Adjustments	2.88%	2.83%	2.07%
Managed Basis	2.82%	2.78%	1.99%

[1] Securitization Adjustments present the effect of loan securitization by recharacterizing as securitization income the portions of the following items that relate to the securitized loans: interest income, interest expense, provision for loan losses, discount and interchange revenue and loan fee revenues. Securitization income is reported in other income.

The data is presented on both a “managed” loan basis and as reported under generally accepted accounting principles (“owned” loan basis). Managed loan data assume that the company’s securitized loan receivables have not been sold and presents the results of securitized loan receivables in the same manner as the company’s owned loans. The company operates its business and analyzes its financial performance on a managed basis. Accordingly, underwriting and servicing standards are comparable for both owned and securitized loans. The company believes that managed loan information is useful to investors because it provides information regarding the quality of loan origination and credit performance of the entire managed portfolio and allows investors to understand the related credit risks inherent in owned loans and retained interests in securitizations. Managed loan data is also relevant because the company services the securitized and owned loans, and the related accounts, in the same manner without regard to ownership of the loans. In addition, investors often request information on a managed basis which provides a more meaningful comparison to industry competitors.